Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257510 on Form S-3 of Realty Income Corporation and Nos. 333-181227, 333-256254 and 333-260648 on Form S-8 of Realty Income Corporation of our report dated February 23, 2021 relating to the financial statements of VEREIT Operating Partnership, L.P. and subsidiaries, appearing as Exhibit 99.1 in the Current Report on Form 8-K of Realty Income Corporation filed on June 4, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 23, 2022